                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               December 12, 1996
                             ____________________


                                 EPITOPE, INC.
            (Exact name of registrant as specified in its charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)


    8505 S.W. Creekside Place
               Beaverton, Oregon                            97008
(Address of principal executive offices)                  (ZIP Code)




              Registrant's telephone number, including area code:

                                (503) 641-6115

Item 2.   Acquisition or Disposition of Assets.

Acquisition of Andrew and Williamson Sales, Co.

          On December 12, 1996, Epitope, Inc. (the "Company") acquired the outstanding capital stock of Andrew and Williamson Sales, Co. ("A&W"), a California corporation engaged in the production and distribution of fruits and vegetables. The acquisition involved the merger of a Company subsidiary with and into A&W, as a result of which the former shareholders of A&W received 520,000 shares of Epitope common stock and A&W became a wholly owned subsidiary of the Company. Upon completion of the acquisition, A&W repaid outstanding loans from its former shareholders in the amount of $902,160. The terms of the acquisition, set forth in an Acquisition and Merger Agreement dated as of November 6, 1996, were determined by arm's length negotiation between the parties.

          The former A&W shareholders, Fred L. Williamson, Fred Andrew, Fred
M. Williamson, and Keith Andrew, each entered three-year employment and five-year noncompetition agreements with A&W in connection with the acquisition. The Company plans for the former shareholders to continue to have a primary role in the management of A&W.

          A&W produces and distributes a diversified mix of fresh fruits and vegetables, as well as frozen strawberries. It is based in San Diego, California, and has sales offices in San Diego and Bakersfield, California, and Nogales, Arizona. As a distribution agent, A&W markets the products of growers from the mainland and Baja, Mexico, and the San Joaquin Valley in California, many of whom obtain seasonal financing from A&W for crop production.

          The Company has negotiated an extension of the existing line of credit provided to A&W by Wells Fargo Bank, National Association and has agreed to a guaranty in connection with the line of credit.

          The Company and A&W have been members of Superior Tomato Associates, L.L.C., a joint venture formed to produce and market genetically engineered tomatoes, since February 1996.

          The Company has accounted for the acquisition as a pooling of interests. The transaction will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

          Statements other than historical information in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to factors that could cause actual results to differ materially. These factors include changes in marketing partners' and customers' strategy or emphasis, changes in the Company's business strategy, changes in or differing interpretations of federal or state law or regulations and accounting principles, and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended September 30, 1996, its Registration Statement on Form S-4
(No. 333-15705) and other documents filed with the Securities and Exchange Commission. The Company disclaims any obligation to publicly announce future events or developments that affect these forward-looking statements.

Item 7.   Financial Statements and Exhibits.

(a) Financial statements of A&W.

Index to Financial Statements of A&W.

    Independent Auditors' Report                                             3

    Audited Financial Statements:

          Balance Sheets at September 30, 1996, and 1995.                    4

          Statements of Operation for the years ended September 30, 1996,
          1995, and 1994.                                                    5

          Statements of Changes in Stockholders' Equity for the years ended
          September 30, 1996, 1995, and 1994.                                6

          Statements of Cash Flows for the years ended September 30, 1996,
          1995, and 1994                                                     7

    Notes to Financial Statements                                            8

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Andrew and Williamson Sales, Co.


We have audited the accompanying balance sheets of Andrew and Williamson Sales, Co. as of September 30, 1996, and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andrew and Williamson Sales, Co. at September 30, 1996, and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally acceptable accounting principles.



Boros & Farrington, APC

San Diego, California
November 6, 1996

                           ANDREW & WILLIAMSON SALES, CO.

Balance Sheets
                             September 30, 1996 and 1995

                                       ASSETS

                                                       1996         1995
                                                    ----------   ----------
Current assets
  Accounts receivable (note 2)                     $ 2,858,186   $1,859,378
  Due from stockholder                                              255,764
  Inventories (note 3)                               6,060,442    3,239,441
  Deferred income taxes (note 9)                        10,000
  Prepaid expenses and other                            89,844       87,728
                                                   -----------   ----------
     Total current assets                            9,018,472    5,442,311

Property, net (note 4)                               1,372,459    1,513,928
Cash surrender value of life insurance                 180,498      126,220
Investments (note 10)                                  202,671      210,797
                                                   -----------   ----------
                                                   $10,774,100   $7,293,256
                                                   ===========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Borrowings under bank line of credit (note 5)    $ 4,125,000   $3,150,000
  Current portion of long-term debt (note 8)            98,368      128,376
  Accounts payable                                   2,586,407    1,362,969
  Accrued expenses                                     330,658       68,610
  Income taxes payable (note 9)                        142,000
  Note payable (note 6)                                              50,000
                                                   -----------   ----------
     Total current liabilities                       7,282,433    4,759,955

Deferred income taxes (note 9)                         185,000
Long-term debt, less current portion (note 8)          527,973      610,766
Subordinated notes payable to stockholders (note 7)  2,236,628    1,015,461
                                                   -----------   ----------
     Total liabilities                              10,232,034    6,386,182
                                                   ===========   ==========

Commitments and contingencies (note 10)

Stockholders' equity
  Common stock, 100,000 shares authorized;
    20,000 shares outstanding                            1,000        1,000
  Paid-in capital                                       20,411       20,411
  Retained earnings                                    520,655      885,663
                                                   -----------   ----------
     Total stockholders' equity                        542,066      907,074
                                                   -----------   ----------
                                                   $10,774,100   $7,293,256
                                                   ===========   ==========

                         SEE NOTES TO FINANCIAL STATEMENTS.

                           ANDREW & WILLIAMSON SALES, CO.

                              Statements of Operations

                   Years Ended September 30, 1996, 1995, and 1994


                                               1996          1995         1994
                                           -----------   -----------  -----------
Sales                                      $62,471,119   $52,178,973  $60,704,601
Cost of sales                               57,262,340    49,101,591   55,799,022
                                            ----------    ----------   ----------
  Gross profit                               5,208,779     3,077,382    4,905,579
                                            ----------    ----------   ----------

Operating expenses
  Selling and distribution                   1,678,536     1,669,250    2,072,743
  General and administrative                 1,627,866     1,367,710    1,448,794
                                           -----------   -----------  -----------
                                             3,306,402     3,036,960    3,521,537

Operating income                             1,902,377        40,422    1,384,042
                                           -----------   -----------  -----------

Other income (expense)
  Interest, net                               (563,875)     (440,084)    (420,938)
  Loss from investments                        (64,126)      (29,060)
  Other                                          2,616        54,916       79,443
                                           -----------   -----------  -----------
                                              (625,385)     (414,228)    (341,495)
                                           -----------   -----------  -----------

Income (loss) before income taxes            1,276,992      (373,806)   1,042,547

Income taxes (note 9)                          317,000         4,000        8,000
                                           -----------   -----------  -----------

Net income (loss)                             $959,992     $(377,806)  $1,034,547
                                            ==========   ===========  ===========

Earnings (loss) per share data (note 1)
  Earnings (loss) per share                     $48.00       $(18.89)      $51.73
                                                ======        ======       ======
  Weighted average shares                       20,000        20,000       20,000
                                                ======        ======       ======


                         SEE NOTES TO FINANCIAL STATEMENTS.

                           ANDREW & WILLIAMSON SALES, CO.

                    Statements of Changes in Stockholders' Equity
                   Years Ended September 30, 1996, 1995, and 1994


                             Common Stock       Paid-in      Retained
                             Shares Amount      Capital      Earnings     Total
                            ------  ------      -------    ----------  ----------
Balance, October 1, 1993    20,000  $1,000      $20,411    $1,102,922  $1,124,333

Distributions                                                (540,000)   (540,000)

Net income                                                  1,034,547   1,034,547
                            ------  ------      -------    ----------  ----------

Balance, September 30, 1994 20,000   1,000       20,411     1,597,469   1,618,880

Distributions                                                (334,000)   (334,000)

Net loss                                                     (377,806)   (377,806)
                            ------  ------      -------    ----------  ----------

Balance, September 30, 1995 20,000   1,000       20,411       885,663     907,074

Distributions                                              (1,325,000) (1,325,000)

Net income                                                    959,992     959,992
                            ------  ------      -------    ----------  ----------

Balance, September 30, 1996 20,000  $1,000      $20,411      $520,655    $542,066
                            ======  ======      =======      ========    ========


                         SEE NOTES TO FINANCIAL STATEMENTS,


                           ANDREW & WILLIAMSON SALES, CO.
                              Statements of Cash Flows
                   Years Ended September 30, 1996, 1995, and 1994

                                                 1996         1995        1994
                                              ----------   ---------   ----------
Cash flows from operating activities
  Net income (loss)                            $ 959,992   $(377,806)  $1,034,547
  Adjustments to reconcile net income (loss)
    to net cash from operating activities
    Loss from investments                         64,126      29,060
    Increase in cash surrender value             (54,278)    (20,229)     (29,903)
    Depreciation                                 180,211     196,261      209,285
    Deferred income taxes                        175,000
    Changes in operating assets and liabilities
      Accounts receivable                       (998,808)    315,447    1,447,245
      Inventories                             (2,821,001)    134,254   (4,874,619)
      Prepaid expenses and other                  (2,116)    (45,301)      (5,563)
      Accounts payable                         1,223,438      64,881    1,619,300
      Accrued expenses                           262,048      26,808       (8,263)
      Income taxes payable                       142,000
                                              ----------   ---------   ----------
        Net cash from operating activities      (869,388)    323,375     (607,971)
                                              ----------   ---------   ----------


Cash flows from investing activities
  Investments                                    (56,000)    (61,270)     (81,750)
  Due from stockholder                           255,764    (255,764)
  Note receivable                                             69,219      (69,219)
  Capital expenditures                           (38,742)    (69,578)    (111,908)
                                              ----------   ---------   ----------
        Net cash from investing activities       161,022    (317,393)    (262,877)
                                              ----------   ---------   ----------


Cash flows from financing activities
  Distributions                               (1,325,000)   (334,000)    (540,000)
  Net borrowings under bank line of credit       975,000     500,000    1,075,000
  Net borrowings under short-term note payable   (50,000)                  50,000
  Net borrowings from stockholders             1,221,167    (104,198)     352,382
  Issuance of long term debt                      15,575      83,034       28,760
  Repayment of long-term debt                   (128,376)   (150,818)     (95,294)
                                              ----------   ---------   ----------
        Net cash from financing activities      $708,366    $ (5,982)    $870,848
                                              ==========   =========   ==========


Supplemental disclosure of cash flow information:
    Interest paid                               $568,835    $455,783     $407,929
                                              ==========   =========   ==========
    Income taxes paid                                         $4,000       $8,000
                                              ==========   =========   ==========



                         SEE NOTES TO FINANCIAL STATEMENTS.


                           ANDREW & WILLIAMSON SALES, CO.

                            Notes to Financial Statements


1.    THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY. Andrew & Williamson Sales, Co. (the "Company") is generally in the business of growing, marketing, selling, and distributing fresh produce, primarily tomatoes and strawberries. The produce is grown primarily in Mexico and is sold throughout the United States. In addition, the Company operates a cannery for the processing of frozen strawberries.

      ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

      INVENTORIES. Frozen strawberry inventories are valued at the lower of average cost or estimated market. Growing crops are valued at the lower of cost (accumulated by growing area) or estimated market. Agricultural supplies and materials are valued at the lower of cost (first-in, first-out) or market.

      PROPERTY. Land is stated at cost. Depreciable assets are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets (generally 3-7 years).

      INVESTMENTS. The equity method is used to account for investments in partnerships.

      REVENUE RECOGNITION. Revenue is generally recognized when the related goods are shipped.

      ADVERTISING COSTS. The Company expenses all advertising and promotion costs as incurred. During fiscal 1996, 1995, and 1994, the Company incurred advertising and promotion costs of approximately $51,000, $61,000, and $93,000, respectively.

      EARNINGS (LOSS) PER SHARE. Earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each period.

      CONCENTRATION OF CREDIT RISK. The Company uses any excess cash to reduce the borrowings on its bank line of credit. The Company has not experienced any losses on its cash accounts. The Company sells its products to customers primarily in the United States. The Company maintains a reserve for potential credit losses and such losses are minimal.

                        ANDREW & WILLIAMSON SALES, CO.
                   Notes to Financial Statements (Continued)


2.    ACCOUNTS RECEIVABLE
                                               September 30,
                                          1996           1995
                                       ----------    ----------

      Accounts receivable              $2,903,186    $1,913,378
      Allowance for doubtful accounts     (45,000)       54,000)
                                       ----------    ----------
                                       $2,858,186    $1,859,378
                                       ==========    ==========

                                                 Year Ended September 30,
                                           1996         1995         1994
                                       ----------    ----------    --------

      Allowance for doubtful accounts
        Balance at beginning of period   $(54,000)     $(54,000)   $(54,000)
        Charges to costs and expenses     (39,965)      (36,711)    (40,784)
        Write-offs                         48,965        36,711      40,784
                                       ----------    ----------    --------
        Balance at end of period         $(45,000)     ($54,000)   $(54,000)


3.    INVENTORIES

      The Company grows crops primarily in Mexico in cooperation with various Mexican farmers. Under the agreements, the Company generally shares in the costs of growing, picking, packing, and distribution. The Company recovers its costs plus a gross profit percentage of approximately ten percent from the sale of the crops in the United States. Cost of sales is charged for costs in excess of estimated market. During fiscal 1996, 1995, and 1994, the Company charged to cost of sales growing costs in excess of estimated market of approximately $1,811,000, $2,544,037, and $2,106,181, respectively. Significant components of inventories are as follows:

                                                     September 30,
                                                   1996        1995
                                                ----------  ----------
        Growing crops                           $3,995,672  $2,201,073
        Frozen strawberries                      1,702,152     741,424
        Supplies and materials                     362,618     296,944
                                                ----------  ----------
                                                $6,060,442  $3,239,441
                                                ==========  ==========

4.    PROPERTY
                                                      September 30,
                                                   1996        1995
                                                ----------  ----------
        Land                                      $390,797    $390,797
        Airplane                                   726,340     726,340
        Vehicles                                   360,127     355,105
        Equipment                                  650,664     708,488
        Furniture and fixtures                      47,799     100,781
        Leasehold improvements                     142,436     149,300
                                                ----------  ----------
                                                 2,318,163   2,430,811
        Less accumulated depreciation             (945,704)   (916,883)
                                                ----------  ----------
                                                $1,372,459  $1,513,928
                                                ==========  ==========

                        ANDREW & WILLIAMSON SALES, CO.

5.    BANK LINE OF CREDIT

      At September 30, 1996, the Company has a bank line of credit which provides for borrowings of up to $6,500,000 and expires in August 1997. Borrowings under the line bear interest at the bank's prime interest rate plus 0.5%; are collateralized by substantially all assets of the Company; and are guaranteed by the Company's stockholders. The Company has the option to fix the interest rate for a specified period of time at the LIBOR rate for such period.

6.    SHORT-TERM NOTE PAYABLE

      At September 30, 1995, the Company had a note payable of $50,000 which was due on demand with interest at 7%. During May 1996 the Company repaid the note.

7.    SUBORDINATED NOTES PAYABLE TO STOCKHOLDERS

      The Company has notes payable to stockholders which are subordinated to the claims of its bank. These notes are due on demand and bear interest at 10%. Under the subordination agreements, the Company may make scheduled payments of interest and principal provided that such payments do not result in a default as defined in the borrowing agreements with the bank.

8.    LONG-TERM DEBT
                                                September 30,
                                               1996       1995
                                            --------    --------

      Bank installment notes payable,
        prime plus 1.25%, collateralized
        by equipment                                     $ 5,100
      Installment notes payable, 5.9%-
        9%, collateralized by vehicles
        and equipment                       $ 59,824      94,369
      Bank installment note payable,
        prime plus 0.5%, balance due
        in March 1998, collateralized
        by property                          202,800     219,700
      Note payable, prime interest rate,
        principle due in October 1997,
        uncollatered                         100,000     100,000
      Installment note payable, 9.25%,
        balance due in June 1997,
        collateralized by airplane           263,717     319,973
                                            --------    --------
                                             626,341     739,142
      Less current portion                    98,368     128,376
                                            --------    --------
                                            $527,973    $610,766
                                            ========    ========

                        ANDREW & WILLIAMSON SALES, CO.

The installment note payable of $263,717 at September 30, 1996 has a balloon payment of $217,989 due in June 1997. The amount of the balloon payment has been classified as long-term based on the Company's intention to refinance these borrowings on a long-term basis.

Maturities of long-term debt are as follows:

Year ending September 30:
      1997                        $ 98,368
      1998                         525,532
      1999                           2,441
                              ------------
                                  $626,341


The Company's stockholders have guaranteed the above notes that are payable to a bank. The bank loan agreements provide, among other requirements and covenants, that the Company shall maintain minimum working capital of $1,750,000, maintain minimum tangible net worth of $2,250,000 (including subordinated liabilities), and limit annual capital expenditures to an aggregate of $150,000.

9.    INCOME TAXES

      The accompanying financial statements reflect a change in income tax status from S corporation to C corporation, effective April 30, 1996. As an S corporation, income or losses pass through to the Company's stockholders, and no provision for federal income taxes is reflected in the accompanying financial statements. State income taxes are provided at a reduced rate applicable to S corporations. As a C corporation, income taxes and benefits are recognized at the corporate level.

      As a C corporation, the Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No.
      109). SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statements and tax basis of assets and liabilities at the applicable enacted rates. The components of income tax expense are as follows:

                                          1996          1995           1994
      Current
        State                         $ 47,000        $4,000         $8,000
        Federal                         95,000
                                      --------      --------         ------
          Total                        142,000
                                      --------      --------         ------
      Deferred
        Federal                         (3,000)
        Change in tax status           178,000
                                      --------      --------         ------
          Total                        175,000
                                      --------      --------         ------

      Total income tax expense        $317,000        $4,000         $8,000
                                      ========      ========         ======

                        ANDREW & WILLIAMSON SALES, CO.

The Company recognized a deferred tax liability of $178,000 relating to its change in income tax status from S corporation to C corporation. The Company has assumed from its stockholders a liability to pay future income taxes on certain income that was recognized previously for financial reporting purposes but not for statutory purposes. Under SFAS No. 109, the amount of liability recognized is charged against income from current operations.

The following is a reconciliation from the expected statutory federal income tax expense to the Company's accrual income tax expense:

                                             1996       1995         1994
                                            ------     ------       ------
      Provision at statutory rate      $434,177     $(127,094)    $354,466
      State income tax                   47,000         4,000        8,000
      Change in tax status              178,000
      Income tax assumed by stockholders
        under S corporation status     (342,177)      127,094     (354,466)
                                       --------     ---------     --------
      Total income tax expense         $317,000        $4,000      $ 8,000
                                       ========     =========     ========

      At September 30, 1996, the Company had net deferred tax assets and liabilities as follows:

      Accrued vacation                 $ 10,000
                                       --------
        Deferred tax asset - current    $10,000
                                       ========

      Cost basis of assets             $117,000
      Depreciation                       68,000
                                       --------
        Deferred tax liability -
          long-term                    $185,000
                                       ========

10. COMMITMENTS AND CONTINGENCIES

    LITIGATION. The Company is a defendant in a lawsuit arising in the normal course of its business. The suit is being vigorously defended. Although it is not possible to determine the final outcome of this matter, the Company believes that any liability will not have a material adverse effect on its operations or financial position.

    ANTI-DUMPING REGULATIONS. Certain growers in the United States have alleged that Mexican growers of tomatoes are illegally dumping their crops into United States markets. United States regulatory authorities are investigating the allegations. Although it is not possible to determine the final outcome of this matter, the Company believes that its resolution will not have a material adverse effect on its operations or financial position.

    PURCHASE COMMITMENT. The Company has agreements with Weyerhaeuser Company and a grower located in Mexico whereby Weyerhaeuser has provided the grower with packing machinery which will be paid for out of the future purchases of shipping containers from Weyerhaeuser.

                        ANDREW & WILLIAMSON SALES, CO.

    LEASES. The Company leases its primary facilities under non-cancelable operating leases which expire through 2001. Under these leases, the Company pays taxes, insurance, and maintenance expenses. In addition, the Company leases other facilities and equipment under short-term operating leases. Future minimum lease commitments under the long-term non-cancelable operating leases are as follows:

            YEAR ENDING SEPTEMBER 30:

            1997        $210,180
            1998         132,000
            1999         132,000
            2000         132,000
            2001         132,000
                        --------
                        $738,180
                        ========


      INVESTMENTS. The Company has a 50% limited partnership interest Triple B Ranch, Ltd. which is primarily engaged in the growing and sale of peaches in California; a 33.3% interest in Superior Tomato Associates, LLC which is engaged in the development of tomato seed; and a 1.5% interest in Georgian Wines, LLC which is engaged in the production and distribution of Georgian wine.


11. RELATED PARTY TRANSACTIONS

    The Company leases a warehouse and office facility from an affiliate under an agreement that expires in 2001 and provides for annual rentals of $132,000 (see note 10). The Company has borrowed funds from its stockholders under notes payable that are subordinated to bank borrowings (see note 7).

12. SUBSEQUENT EVENT

    The Company has agreed, pursuant to an Acquisition and Merger Agreement (the "Agreement") dated November 6, 1996, to be acquired by Epitope, Inc. ("Epitope"). Epitope is an Oregon corporation utilizing biotechnology to develop and market medical diagnostic products and, through its agricultural unit, superior new plants and related products. Subject to the terms and conditions of the Agreement, Epitope shall merge a wholly owned subsidiary into the Company and the Company shall be the surviving corporation in the merger and shall continue its existence. The separate corporate existence of the wholly owned subsidiary shall cease. By virtue of the merger, each outstanding share of the Company's common stock shall be converted into 26 shares of Epitope common stock; each share of the Company's common stock shall be canceled and cease to exist; and each outstanding share of the wholly owned subsidiary shall be converted, on a pro rata basis, into an aggregate of 100 shares of the common stock of the surviving corporation.

(b) Pro Forma Financial Information.

    Pro forma financial information will be filed by amendement within 60 days after the date on which this report is filed.

(c) Exhibits. The exhibits filed herewith are listed in the exhibit index, which follows the signature page to this report.


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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EPITOPE, INC.
                              (Registrant)


                              By    /s/Gilbert N. Miller
                                    Gilbert N. Miller
                                    Executive Vice President and
                                    Chief Financial Officer

Dated:  December 26, 1996
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                                 EXHIBIT INDEX



2     Acquisition and Merger Agreement dated November 6, 1996, among
      Epitope, Inc., Thamscoe, Inc., Andrew and Williamson Sales, Co., and the shareholders of Andrew and Williamson Sales, Co. Incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated November 6, 1996.

23    Consent of Boros and Farrington, APC

99    Press release of the Registrant dated December 13, 1996.
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